SECURITIES AND EXCHANGE COMMISSION
                        	Washington, D.C. 20549

	                      	    FORM 8-K

                        	CURRENT REPORT
          	       Pursuant to Section 13 or 15(d) of the
			 Securities Exchange Act

			       February 26, 2008
				Date of Report
		        (Date of Earliest Event Reported)

		         LUMINARY ACQUISITION CORPORATION
	     (Exact Name of Registrant as Specified in its Charter)

			    10813 Riverfront Parkway
	                   Salt Lake City, Utah 84095

		   (Address of Principal Executive Offices)

			      1504 R Street, N.W.
	 		     Washington, D.C. 20009
		(Former Address of Principal Executive Offices)

			            801 676 2650
			 (Registrant's Telephone Number)

	Delaware		    0-28609 	    	 52-2201516
 (State or other jurisdiction	(Commission File       (IRS Employer
       of incorporation)	   Number)	    Identification No.)

ITEM 3.02	Unregistered Sales of Equity Securities

	On March 4, 2008, Luminary Acquisition Corporation (the "Registrant") redeemed 4,750,000 of its 5,000,000 outstanding shares of common stock for a redemption price of $.0001 per share. On March 4, 2008, the Registrant issued 236,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at a purchase price of $.0001 per share.

ITEM 3.03	Material Modification to Rights of Security Holders

	On February 26, 2008, the Registrant filed with the State of Delaware, pursuant to unanimous consent of the shareholder of the Registrant and its Board of Directors, an amendment to its certificate of incorporation establishing its authorized capitalization at 1,000,000,000 shares of common stock, $.0001 par value per share, and 20,000,000 shares of undesignated preferred stock, $.0001 par value per share.


ITEM 5.01	Changes in Control of Registrant

	(a) On March 4, 2008 the following events occurred which resulted in a change of control of the Registrant:

	1. 4,750,000 shares of the 5,000,000 shares of common stock of the Registrant owned by TPG Capital Corporation were redeemed at par.

	2. The Registrant issued 236,000,000 shares of common stock to the following shareholders in the following amounts representing 99.8% of the now outstanding 236,250,000 shares of common stock:

	Shaun Morgan				   125,000,000
	Jaikatah Family Trust			    75,000,000
	New Zealand Petroleum Developments Ltd.	    10,000,000
	Seconto AG				     1,000,000
	Northern Trustee Services Ltd	            25,000,000

	3. New officers and directors were appointed and elected and the prior officer and director resigned.


ITEM 5.02	Departure of Directors or Principal Officers; Election
                of Directors

	On March 4, 2008 the following persons were elected to the Board of Directors of the Registrant:

		Shaun Morgan
		Stanislaw Rosiak
		Yuling Zeng

	On March 4, 2008, the following persons were appointed to the following offices of the Registrant:

	Shaun Morgan 		President and Chief Executive Officer
	Jessie Simon 		Secretary/Treasurer

	On March 4, 2008, James Cassidy resigned as President and Secretary and as a director of the Registrant.


              	                 SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


				LUMINARY ACQUISITION CORPORATION

Date: March 3, 2008
				/s/ Shaun Morgan
					President